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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHEVRON ISSUES INTERIM UPDATE FOR FOURTH QUARTER 2011

SAN RAMON, Calif., January 11, 2012 – Chevron Corporation (NYSE: CVX) today reported in its interim update that earnings for the fourth quarter 2011 are expected to be significantly below third quarter 2011 results. Absent foreign exchange impacts, upstream earnings are projected to be comparable with third quarter results. Downstream earnings in the fourth quarter are expected to be near breakeven. Lower margins and refinery input volumes, and the absence of an asset sale gain are expected to reduce downstream earnings significantly compared to third quarter results. Full third quarter earnings included foreign exchange gains of nearly $450 million, compared to a loss anticipated in the fourth quarter.

Basis for Comparison in Interim Update

The interim update contains certain industry and company operating data for the fourth quarter 2011. The production volumes, realizations, margins and certain other items in the report are based on a portion of the quarter and are not necessarily indicative of Chevron’s full quarterly results to be reported on January 27, 2012. The reader should not place undue reliance on this data.

Readers should be advised that portions of the commentary below compare results for the first two months of the fourth quarter 2011 to full third quarter 2011 results, as indicated.

UPSTREAM

The table that follows includes information on production and price indicators for crude oil and natural gas for specific markets. Actual realizations may vary from indicative pricing due to quality and location differentials and the effect of pricing lags. International earnings are driven by actual liftings, which may differ from production due to the timing of cargoes and other factors.

		2010	2011
		4Q	1Q	2Q	3Q	4Q thru Nov	4Q thru Dec
U.S. Upstream
Net Production:
Liquids	MBD	481	482	478	453	446	n/a
Natural Gas	MMCFD	1,307	1,270	1,299	1,260	1,285	n/a
Total Oil-Equivalent	MBOED	698	694	694	662	660	n/a

Pricing:
Avg. WTI Spot Price	$/Bbl	84.98	94.48	102.34	89.51	91.66	93.98
Avg. Midway Sunset Posted Price	$/Bbl	79.31	94.46	108.67	102.99	110.03	107.83
Nat. Gas-Henry Hub “Bid Week” Avg.	$/MCF	3.81	4.10	4.32	4.20	3.64	3.55
Nat. Gas-CA Border “Bid Week” Avg.	$/MCF	3.75	4.03	4.24	4.32	3.78	3.74
Nat. Gas-Rocky Mountain “Bid Week” Avg.	$/MCF	3.33	3.71	3.88	3.81	3.40	3.35

Average Realizations:
Crude	$/Bbl	79.56	93.39	108.80	101.27	106.41	n/a
Liquids	$/Bbl	76.33	89.14	103.63	96.75	101.52	n/a
Natural Gas	$/MCF	3.65	4.04	4.35	4.14	3.71	n/a

International Upstream
Net Production:
Liquids	MBD	1,465	1,428	1,388	1,353	1,383	n/a
Natural Gas	MMCFD	3,733	3,826	3,670	3,496	3,570	n/a
Total Oil Equivalent	MBOED	2,088	2,066	2,000	1,937	1,979	n/a

Pricing:
Avg. Brent Spot Price [1]	$/Bbl	86.46	105.43	117.04	113.41	110.06	109.35

Average Realizations:
Liquids	$/Bbl	79.09	95.21	106.84	102.82	101.78	n/a
Natural Gas	$/MCF	4.81	5.03	5.49	5.50	5.51	n/a

1 The Avg. Brent Spot Price is based on Platts daily assessments, using Chevron’s internal formula to produce a quarterly average.

U.S. net oil-equivalent production during the first two months of the fourth quarter was comparable with third quarter results. International net oil-equivalent production increased 42,000 barrels per day during the first two months of the fourth quarter, reflecting the completion of maintenance in Kazakhstan, and resolution of a third party pipeline incident and the ramp up of the Platong II project in Thailand, partly offset by an extended turnaround in Trinidad and reduced natural gas demand in Thailand due to flooding.

U.S. crude oil realizations increased $5.14 per barrel during the first two months of the fourth quarter, while international liquids realizations declined $1.04 to $101.78 per barrel. U.S. natural gas realizations decreased $0.43 to $3.71 per thousand cubic feet, while international natural gas realizations remained relatively flat at $5.51 per thousand cubic feet during the first two months of the fourth quarter.

DOWNSTREAM

The table that follows includes industry benchmark indicators for refining and marketing margins. Actual margins realized by the company will differ due to crude and product mix effects, planned and unplanned shutdown activity and other company-specific and operational factors.

		2010	2011
		4Q	1Q	2Q	3Q	4Q thru Nov	4Q thru Dec
Downstream

Market Indicators:	$/Bbl

Refining Margins
U.S. West Coast – Blended 5-3-1-1		15.10	17.68	19.41	14.31	15.25	14.45
U.S. Gulf Coast – Maya 5-3-1-1		18.44	24.48	27.72	24.45	13.62	11.84
Singapore – Dubai 3-1-1-1		5.49	7.91	9.00	10.39	9.36	8.77

Marketing Margins
U.S. West – Weighted DTW to Spot		4.33	3.87	7.26	5.07	5.48	5.39
U.S. East – Houston Mogas Rack to Spot		3.74	4.09	4.49	4.46	4.21	4.35
Asia-Pacific / Middle East / Africa		5.02	4.40	5.74	6.19	5.59	n/a

Actual Volumes:
U.S. Refinery Input	MBD	876	879	875	897	717	n/a
Int’l Refinery Input	MBD	1,040	1,032	1,017	882	792	n/a
U.S. Branded Mogas Sales	MBD	530	503	510	529	514	n/a

In the United States, Gulf Coast refining margins fell substantially in the fourth quarter compared to the third quarter. During the first two months of the fourth quarter, U.S. refinery crude-input volumes decreased by 180,000 barrels per day, largely reflecting a major turnaround at the Richmond, California refinery.

Outside the United States, refining and marketing margins fell in the fourth quarter relative to the third quarter. In addition, daily refinery crude-input volumes were down 90,000 barrels per day for the first two months of the fourth quarter, primarily reflecting the sale of the Pembroke U.K. refinery completed early in the third quarter.

ALL OTHER

The company’s general guidance for the quarterly net after-tax charges related to corporate and other activities is between $250 million and $350 million. Total net charges for the fourth quarter are expected to be notably higher than the general guidance range.

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NOTICE

Chevron’s discussion of fourth quarter 2011 earnings with security analysts will take place on Friday, January 27, 2012, at 8:00 a.m. PST. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Additional financial and operating information will be contained in the Earnings Supplement that will be available under “Events & Presentations” in the “Investors” section on the website.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This interim update of Chevron Corporation contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this interim update. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices; changing refining, marketing and chemical margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s net production or manufacturing facilities or delivery/transportation networks due to war, accidents, political events, civil unrest, severe weather or crude oil production quotas that might be imposed by the Organization of Petroleum Exporting Countries; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental statutes, regulations and litigation; the potential liability resulting from other pending or future litigation; the company’s future acquisition or disposition of assets and gains and losses from asset dispositions or impairments; government-mandated sales, divestitures, recapitalizations, industry-specific taxes, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” on pages 32 through 34 of the company’s 2010 Annual Report on Form 10-K. In addition, such statements could be affected by general domestic and international economic and political conditions. Other unpredictable or unknown factors not discussed in this interim update could also have material adverse effects on forward-looking statements.

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